Annual Report

Cover Page

Name of issuer:

My Trail Company, PBC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 4/9/2015

Physical address of issuer:

1418 Pearl Street
Boulder CO 80302

Website of issuer:

http://mytrailco.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,288,685.00	$615,015.00
Cash & Cash Equivalents:	$39,482.00	$37,738.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$66,943.00	$11,597.00
Long-term Debt:	$938,800.00	$119,118.00
Revenues/Sales:	$928,537.00	$282,158.00
Cost of Goods Sold:	$511,355.00	$147,935.00
Taxes Paid:	$0.00	$0.00
Net Income:	($374,640.00)	($287,077.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

My Trail Company, PBC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Anne Maleady	Board President	American Canoe Association	2015
Demetri Coupounas	CEO	My Trail Company, PBC	2015
KIM COUPOUNAS	Director	B Lab Colorado	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Demetri Coupounas	CEO	2015
Demetri Coupounas	CFO	2015
Demetri Coupounas	President	2015
Demetri Coupounas	Treasurer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Demetri Coupounas	100,800 Common Shares	60.0
Kim Coupounas	67,200 Common Shares	40.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

MY TRAIL IS A NEW COMPANY WITH A SHORT OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products arrived in late May 2016. Therefore we have little direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED

My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the founders have learned and can apply every critical lesson from their experience at GoLite.

MY TRAIL MAY NOT ATTRACT OR RETAIN A STRONG ENOUGH TEAM

My Trail employs 4 people, each of whom have broad responsibilities. There is no guarantee that the Company will attract an adequately strong team in all key functional areas over time. Until scale allows for solid hires in all key functional areas, generalists, in some cases working with outside parties, will have to continue to successfully manage design, development, sourcing, marketing, sales, e-commerce, store operations, customer service, information technology, human resources, distribution, and finance, which could result in inefficiencies and mistakes. Attracting, hiring and developing each team member into a high performer will take time, and there is no guarantee of success.

MY TRAIL MAY NOT ATTRACT ENOUGH CUSTOMERS

My Trail may not be able to convert an adequate portion of its email list of previous GoLite customers into My Trail customers. Even if it does, there is no guarantee that adequate numbers of new customers will be attracted in the future.

MY TRAIL SALES ARE WEATHER AND MACRO-ECONOMY DEPENDENT

Like other outdoor companies, My Trail sales are subject to the influence of weather. Early sales will be concentrated in the United States in general and Colorado in particular and may fluctuate with large climactic events and/or persistent trends. Sales can also be affected by the normal cyclicality of the overall economy, and particularly by any abnormally large decline in it.

MY TRAIL MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPETE IN THE OUTDOOR INDUSTRY

Many companies provide products similar to ours. My Trail will compete with established businesses that have an operating history, and greater financial resources, experience and market share than we have. There is no guarantee that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses. Cash flow may be tight early on with a limited margin for error.

MY TRAIL MAY NOT DEVELOP COMPELLING ENOUGH PRODUCTS

While My Trail starts with a full line of product designs, many styles need to be refreshed periodically, new styles have to be added and some styles retired each season. There is no guarantee that this process will result in an attractive enough product offering over time. Much of the design work may be performed by outside contractors over whom we have little control.

MY TRAIL MAY NOT BE ABLE TO SOURCE ITS PRODUCTS RELIABLY OR AFFORDABLY ENOUGH

My Trail could face unexpected product cost increases that make its economic model unviable. Delays in production, shipping, or customs clearance could materially impact product delivery and thus customer experience and cash flow. Product can be lost or damaged in transit. Product that is designed, developed or assembled poorly could adversely affect sales due to poor quality, fit or color selection. Our products may not meet the sustainability standards that we claim they will meet, which could result in harm to our reputation.

MY TRAIL MAY NOT BE ABLE TO CONTAIN OPERATING COSTS ADEQUATELY

Sufficiently economical store and headquarters locations may not be available, key staff could cost more than budgeted and unanticipated costs may arise. Cash flow may be impacted by a failure to get reasonable terms from landlords, product and other suppliers.

THERE IS NO MARKET IN MY TRAIL SHARES AND NO GUARANTEE THAT INVESTORS WILL REALIZE ANY RETURN ON THEIR INVESTMENT

There is currently no, and there may never be any, secondary market trading in the Preferred Stock, and investors' ability to sell their shares are further limited by transfer restrictions under applicable securities laws and the terms of the agreement for the Preferred Stock. The primary exit event contemplated by this investment is a right for investors to cause the Company to redeem their shares after 5 years. However, there is no guarantee that the Company will still be operating in 5 years or, even if it is still operating, that it will be legally permitted to redeem investors shares at that time (especially if multiple investors request redemption at or around the same time), or at any time thereafter, and the Company will not be required to redeem any shares to the extent that it is not legally permitted to do so. The Company is not required to, and there is no guarantee that the Company will, pay dividends in any future year.

MY TRAIL'S DIRECTORS ARE REQUIRED TO CONSIDER FACTORS OTHER THAN SHAREHOLDER RETURNS.

My Trail is a Public Benefit Corporation, and accordingly its directors have a legal duty to balance the pecuniary interests of shareholders, the best interests of those materially affected by the Company's conduct and the specific public benefits identified in the Company's articles of incorporation. Therefore, the Company's directors may, consistent with their legal duties, take actions that are contrary to the financial interest of its preferred shareholders, and its preferred shareholders will have no recourse against the Company or its directors for taking such actions.

THE INVESTMENT INVOLVES TAX RISKS

No representation or warranty of any kind is made by the Company, its officers, directors or counsel, or any other professional advisors thereto, with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

OUR PRODUCTS COULD CAUSE BODILY INJURY OR HARM TO PROPERTY.

Although we believe our products will be safe, depending on the manner in which they are manufactured and/or used, our products could cause bodily injury or harm to property (and even if such injury or harm is not actually caused by our products, people could claim that our products caused such injury or harm). In the event that any such harm is caused (or claimed to be caused) by our products, there could be lawsuits against the Company that are costly to defend and/or result in costly settlements or judgments against the Company.

MY TRAIL MAY NOT BE ABLE TO SECURE AND ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS.

The Company's ability to compete against other businesses selling similar products depends on its ability to secure and enforce trademark and other intellectual property rights. However, there is no guarantee that any trademark or other applications we have filed, or may in the future file will be approved, and even registrations that receive approval could subsequently be held invalid due to our conduct or challenges by third parties. Similarly, we could lose valuable trade secret rights if we fail to properly protect our confidential information. Even to the extent that our intellectual property rights are valid, enforcing those rights could involve costly legal processes that we may not be able to bring to a successful conclusion.

MY TRAIL OR ITS PRODUCTS COULD BE SUBJECT TO UNANTICIPATED REGULATIONS.

Although to management's knowledge the Company and its products are not currently subject to any material regulation, there could be existing regulations that management is not aware of, and new regulations affecting the Company's business or products could be adopted in the future. Any such regulations could be costly or impossible for the Company to comply with.

THE OFFERING PRICE IS ARBITRARY.

The offering price of $5.00 per share is arbitrary and bears no relationship to any established value criteria (such as net tangible assets or a multiple of earnings per share) and accordingly should not be considered as an indication of the actual value of the Company.

MY TRAIL COULD BE HELD TO VIOLATE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Although the Company is not aware of any third party rights that are infringed by our existing or contemplated business activities, we have not performed any freedom to operate analyses (other than standard trademark searches related to the "My Trail" mark), and there is no guarantee that we will not be sued for infringement by third parties or that we will not need to modify our brand or products to avoid infringement.

WE MAY REVISE THE MANNER IN WHICH WE USE THE PROCEEDS OF THIS OFFERING.

Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

MY TRAIL'S SHAREHOLDER VOTING RIGHTS ARE CLOSELY HELD BY ONE FAMILY

Except as required by law, the Preferred Stock has no voting rights and all shareholder voting rights belong to holders of Common Stock. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of Preferred Stock are required to vote their shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, to the extent that such actions are approved by the board of directors and holders of Common Stock. Demetri and Kim Coupounas and a trust for the benefit of their children own 100% of the outstanding shares of Common Stock and consequently are able to elect all of the directors and generally control all aspects of the company's vision and strategy. Investors must rely on the Common Stock holders to elect qualified directors and otherwise make strategic decisions that will enable the Company to succeed.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred-A	400000.0	188659.0	No
Common Stock	168000.0	168000.0	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	12/01/17
Amount	$290,000.00
Interest rate	15.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	10/06/22

Conversion is only at Investor's option.

My Trail Company, PBC currently has $232,944.62 on a line-of-credit in place with GemCap of Malibu, CA to finance product inventory as of June 21, 2017. The line covers 50% of the landed-duty-paid (LDP) cost of inventory up to a maximum of $1,000,000. Since My Trail currently pays 50% up front for production to cover the costs of materials that go into its products, the line covers the balance of the cost of production, freight and duties.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	Regulation Crowdfunding	Priced Round	$189,675	General operations
5/2017	Regulation Crowdfunding	Preferred stock	$80,820	General operations
10/2017	Regulation Crowdfunding	SAFE	$52,450	General operations
12/2017	Section 4(a)(2)	Convertible Note	$290,000	General operations
12/2017	Colorado DPO	Preferred stock	$611,350	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We make a full line of lightweight, outdoor essentials. With high-quality, affordable gear—we cut out the middleman and sell directly to customers. We have the product designs and entire customer email list of GoLite, the $17.5M global leader in lightweight outdoor gear. Thanks to over 400 Customers who have invested, we've opened a flagship store on Pearl Street, Boulder, CO's busiest shopping district and are distributing with partners in Germany, France, Japan, Taiwan and Australia.

Within 5 years, My Trail plans to be as big as GoLite was at its peak and profitable with higher margins and lower costs. We are growing methodically each year, adding more popular products and opening small profitable stores in sync. Thanks to our Wefunder Investors we added 18 styles of apparel for Spring/Summer 2017 and 14 styles of down insulated jackets in Fall/Winter 2017. We also opened a 1,000 sq ft flagship store in the heart of Boulder Colorado's Pearl St. walking mall and an outlet store in Silverthorne Colorado. Future store openings will depend upon the performance of physical stores compared to My Trail's web site.

Milestones

My Trail Company, PBC was incorporated in the State of Colorado in April 2015.

Since then, we:

- Raised over $900,000 from Colorado DPO and first two Wefunder offerings.
- Opened flagship store: 1,000 sq ft in the heart of Boulder, CO's Pearl Street walking mall.
- Launched core equipment, down insulated, and spring/summer apparel groups in 3 successive seasons.
- Started distributing with German, French, Japanese, Taiwanese and Australian sales partners.
- Became the first ever Title III Crowdfunding Company to issue a dividend – February, 2017.

Historical Results of Operations

Our company was organized in April 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $928,537 compared to the year ended December 31, 2016, when the Company had revenues of $282,158. Our gross margin was 44.93% in fiscal year 2017, compared to 47.57% in 2016.
- *Assets*. As of December 31, 2017, the Company had total assets of $1,288,685, including $39,482 in cash. As of December 31, 2016, the Company had $615,015 in total assets, including $37,738 in cash.
- *Net Loss*. The Company has had net losses of $374,640 and net losses of $287,077 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities*. The Company's liabilities totaled $1,005,743 for the fiscal year ended December 31, 2017 and $130,715 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $934,295 in equity and $290,000 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

My Trail Company, PBC cash in hand is $34,324.17, as of May 2018. Over the last three months, revenues have averaged $100,006.30/month, cost of goods sold has averaged $53,638.46/month, and operational expenses have averaged $87,857.57/month, for an average burn rate of $41,489.73 per month. Our intent is to be profitable in 3 months.

My Trail has opened an outlet store in Silverthorne, Colorado. We have also begun a methodical weekly increase in online advertising.

We expect expenses to grow slowly with a weekly, focused increase in online advertising, and revenues to grow disproportionately as we realize 4-6x sales for each incremental dollar of online advertising spent.

My Trail is already at cash flow break-even because of our line of credit on our inventory.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://mytrailco.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Anne Maleady
- Demetri Coupounas
- KIM COUPOUNAS

Appendix E: Supporting Documents



MY TRAIL

Lightweight, durable clothing and equipment for everyday adventurers

$364,990 raised from **228** investors
Successfully Funded on May 1 2018

> *We make a full line of lightweight, outdoor essentials. With high-quality, affordable gear—we cut out the middleman and sell directly to customers. We have the product designs and entire customer email list of GoLite, the $17.5M global leader in lightweight outdoor gear. Thanks to over 350 Customers who have invested, we've opened a flagship store on Pearl Street, Boulder, CO's busiest shopping district and are distributing with partners in Germany, France, Japan, Taiwan and Australia.*



Demetri Coupounas
CEO, MY TRAIL

OUR AMBITION

Within 5 years, My Trail plans to be as big as GoLite was at its peak and profitable with higher margins and lower costs. We are growing methodically each year, adding more popular products and opening small profitable stores in sync. Thanks to our Wefunder Investors we added 18 styles of apparel this season and opened a 1,000 sq ft flagship store in the heart of Boulder Colorado's Pearl St. walking mall. By 2018, we'll open a My Trail store in the 4 key Colorado Front Range cities.

KEY FACTS

- Raised over $850,000 from Colorado DPO and first Wefunder offering
- Opened flagship store: 1,000 sq ft in the heart of Boulder, CO's Pearl Street walking mall
- Launched core equipment, down insulated, and spring/summer apparel groups in 3 successive seasons
- Distributing with German, French, Japanese, Taiwanese and Australian sales partners
- Profitable in December 2016
- First ever Title III Crowdfunding Company to issue a dividend – February, 2017

DOCUMENTS

Pitch Deck
Financial_statements.pdf
Video Transcripts

mytrailco.com

from Boulder CO

FASHION RETAIL ADVENTURE OUTDOORS PBC & B CORPS

Why I Like My Trail

Loved the company GoLite. Have the jam 70 which has held up fantastic. Looks like the new products are made of the same stellar materials. Was so sad a few years ago when I went to order their classic green peak tent only to find the company had went out of business. So happy their back! Now I get to save up again for the tent!

Jeremy C.
MYTRAIL'S FACEBOOK FAN

My Trail Co. opens flagship store on Pearl Street in Boulder - BizWest

BOULDER - My Trail Co., Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite, has moved into 2,225 square feet of space at 1418 Pearl St. My Trail makes outdoor clothing and equipment and sells it directly to
June 12, 2017 @ bizwest.com

Boulder's My Trail Co., successor to GoLite, up and running

Company raised hundreds of thousands through crowdfunding, direct public offering Posted: 12/15/2016 05:22:52 PM MST Updated: 12/15/2016 07:57:12 PM MST Less than two years after the high-profile demise of iconic Boulder outdoor brand GoLite, the
December 19, 2016 @ dailycamera.com

Gear Closet: My Trail Co.'s Pyramid 4 Shelter

My Trail Co.'s Pyramid 4 Shelter Born In: Boulder Why You Need It: Thanks to its innovative pyramidal design-which is a 1/80 scale model of the Great Pyramid of Giza-this 87-square-foot tent gives Mom, Dad, and two little ones a bit more elbow
August 1, 2016 @ 5280.com

GoLite reincarnation My Trail Co. launches new equity crowdfunding campaign - BizWest

BOULDER - Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite is nearly complete. And it's raising more cash to ramp up. The Boulder entrepreneur's new company, My Trail Co., is aiming to go live with website
May 18, 2016 @ bizwest.com

Old Colorado investing law is now a new route to equity crowdfunding

An outdoor gear company in the midst of rebranding itself is the first to use direct public offerings on the Internet in a crowdfunding model. My Trail owner Demetri Coupounas developed his own crowdfunding website to raise $500,000 for his
April 23, 2016 @ bizjournals.com

Following bankruptcy, outdoor gear shop founder has plans for a comeback

A Colorado retail original has designs on a comeback, with a little help from its friends. Demetri Coupounas is the founder of Boulder-based GoLite, a brand of recreational clothing and gear and a retail chain that went through bankruptcy
September 13, 2015 @ upstart.bizjournals.com

GoLite founders raising up to $1.4M to revive product line with My Trail Co.

BOULDER - Demetri "Coup" Coupounas and his wife Kim, co-founders of now-defunct outdoor retailer GoLite, are resurrecting their old product line under the new brand My Trail Company, seeking between $500,000 and $1.4 million from investors in a
August 5, 2015 @ bizwest.com

Boot Camp Participant My Trail Company Plans Colorado DPO

The great outdoors. You might be thinking you're heading out into it au naturel, unburdened of the cares of the material world and that stuff we call money. But chances are, before you've even stepped foot on Mount Shasta or breathed the cool,
April 14, 2015 @ cuttingedgecapital.com

TURN A 30LB OVERNIGHT LOAD INTO JUST 10LBS

We specialize in lightweight, durable outdoor gear and apparel for easier adventures.

Our mission is to make the lightest gear possible by starting with a clean slate and including only the details that matter. We make gear so light people forget they're carrying a load on their back so they can focus on enjoying the time they spend together, outside.









Since May 2016, We've Launched Over 12 Product Groups

Our all star line of tents, packs, down jackets, storm shells, hiking and trail running tops and bottoms are selling globally.

Our 1st several months My Trail focused on online sales of our 1st packs, shelters and equipment accessories. We added 4 down jackets and opened a holiday store for our 2nd season. Now in our 3rd 6-month season, we've added 18 styles of Spring/Summer storm shells and hiking and trail running tops and bottoms, and opened our Pearl Street flagship store thanks to our 1st group of Wefunder Investors. Word is spreading and sales are picking up steam.

50%

Gross Margin

14

New Down Insulated Styles

ALREADY ORDERED FOR FALL 2017

Meet Our Bestsellers

Our customers love us because we've crafted outdoor gear they can depend on with full confidence and no hassle.



The Chrome Umbrella

★ ★ ★ ★ ★

Great Umbrella!

"It is light, sturdy and gets the job done. I have given it as a gift many times(as both the go-lite and My Trail version). People love the quality and weight. It is one of my favorite, hiking - backpacking items."

- Karl L
Customer



The Backpack Light

★ ★ ★ ★ ★

Best Pack Ever On My Back

"I loaded it up with weight of a three day hike to try it out. I took it out for a 13 mile spin and it fits like a glove. Almost didn't notice it was on my back!"

- Steve V.
Customer



The Ultralight Tent

★ ★ ★ ★ ★
Couldn't Be More Happy With This Tent

"I love this tent. I've used it on about 5 backpacking trips now and I can't find anything I dislike about it. It packs down to a good size and it is super easy to pitch even in cold and windy conditions."

- Sam
Customer

We Just Opened Our Flagship Store

It's 1,000 sq ft right on the Pearl Street walking mall in Boulder, CO the outdoors capital of the world.

My Trail's flagship store is at 1418 Pearl Street – a prized location on the walking mall. The foot traffic is dense. For no extra cost, we moved the entire My Trail HQ team to the brick-and-mortar, saving us time and money while bringing us closer to our customers. Come visit the flagship and we can show you the Distribution Center in back too.


WHITTIER
MY TRAIL
Pine St
Pearl St
Walnut St
Boulder
Arapahoe Ave
Twenty Ninth Street
Arapahoe Village
Newton Court
Boulder High School
Broadway
Boulder Creek
University Ave
Folsom Field
CU Boulder East Campus
The Fox Theatre
University of Colorado Boulder
Folsom St
28th St
30th St
Marine St
Taft Dr
Colorado Ave
College Ave
Pennsylvania Ave
Madison Ave
Euclid Ave
Regent Dr
Goss St
Fisher Dr
Arnold Dr

We're Also Already Selling Abroad

You can find My Trail gear at outdoor retailers in Germany, France, Japan, Taiwan and Australia.

SAWS COMPANY LTD.
www.saws.co.jp

GREENLINE
Ultraleichte Ausrüstung

TREKKING LITE STORE

We've Been Moving Fast

In just over a year since launch, we've debuted hugely popular product lines in 3 consecutive seasons and opened our flagship store. More of our most popular products are in production and planned for each of next 5 seasons. We plan 1-2 new small stores each season to optimize the physical store count with the product groups we'll be selling.



My Trail LIVE

Mytrailco.com officially launches.

May 2016



Debut: Packs, Shelters, Accessories

Started selling first round of products online: packs, shelters and accessories.

May 2016



Debut: Insulated Jackets

Started selling our popular down jackets and parkas.

July 2016

First International Shipment

Shipped first International Distributor orders to Japan and Germany.

August 2016

First Pre-Season Order

Took first preseason order from Japanese Distributor in October 2016 – ships January 2017.

October 2016

Ordered 18 New Apparel Styles

Ordered 18 new apparel styles including storm shells and hiking and trail running tops and bottoms.

October 2016

Holiday Store Opens

Opened first brick-and-mortar in November 2016 at 29th Street Mall in Boulder—just in time for the holidays.

November 2016

First Profitable Month

December 2016



Opened Boulder Flagship Store

1418 Pearl Street serves as our Headquarters and Distribution Center as well keeping our team tight and close to our Customers

April 2017

Closed 2nd Wefunder Round

Launched production of 14 new down insulated styles for Fall 2017 thanks to 65 new Investors!

May 2017

New Expansion Line

Pack, shelter, hyperlight wind and storm shell, performance top, base layer, and zonal windproof softshell product line expansions for 2018 planned, partially with proceeds of this round.

2018

Investor Presentation


MY TRAIL CO

Let's Build this Brand Together

We've raised $850,000+ from our Colorado DPO and earlier Wefunder offerings



Thank you to the over 350 of you and counting who have already invested in My Trail. Thanks to you we have grown beyond an idea and are now an operating business selling high performance outdoor products on mytrailco.com and in our flagship store in Boulder.

We invite more of our wonderful Customers to join these leaders and become Investors as well. With you on our team we'll expand our product line to include another core collection of 10-20 styles each season and we'll add more carefully selected, small, profitable stores hand-in-hand with the product line expansions.

Together we will build a company that makes more of the best lightweight outdoor clothing and equipment available and continues to price it so that everyday adventurers can afford it. Together we will build a company that is as relentless in its cost control as it is in its product innovation and is as financially sustainable as it is environmentally responsible.

Excited for the journey together,



Demetri Coupounas

February 15, 2017

My Trail is happy to announce that we are the 1st ever Title III Crowdfunding Company to Send Dividends to our Investors.



Founder



Demetri Coupounas

CEO

Founded $17 million outdoors company GoLite. Previously studied at Harvard and Princeton.

AND THE REST OF THE TEAM



Thomas Dangerfield
Chief Marketing Officer



Kale Klontz
Chief Operating Officer

Raised $1,318,790 From 228+ Investors

Michael L. Sides
I am a husband, father, and educator. Time outside and on the trail is my passion.

Ed Shonsey

Joshua Bornhorst
pathology professor

Jon Bruce

Libby Tomlinson

Mark Wollam

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What are you building?

MT: MyTrail is a new company that's starting with tremendous assets from GoLite, a company that was in the outdoors market space for 16 years. GoLite did a lot of things well and had a great following in 23 different countries selling people's favorite ultralight collection of outdoor gear: packs, shelters, sleeping bags, outerwear, mid layers, base layers and accessories. But GoLite isn't around anymore because it opened physical stores that were too large and too costly to operate, and added a large casual product line that was unprofitable.
With MyTrail, we're taking all of those wonderful Customers and products of GoLite and concentrating on only the best and most popular clothing and equipment. Essentially we're doing what was working and not doing what wasn't working. We're reclaiming the role of worldwide industry leader in lightweight outdoor gear.

WF: What makes your brand different?

MT: The heart and soul of MyTrail is making products that not only function well and are durable, but are also so light and compact that you can forget about the gear and remember why you went outside to begin with. The second central element that the outdoor industry hardly addresses is delivering that premium, lightweight equipment in as economical a way as possible.

We don't want our brand to be a badge worn at cocktail parties. We want our gear to be the lightest, most effective, and most affordable for the quality.

WF: How do you achieve affordability for customers?

MT: We sell directly to customers. By avoiding the traditional wholesale channel, we eliminate the extraneous expenses. And the savings we make from avoiding the middleman is passed onto customers.

The traditional wholesale model requires companies to make samples many months in advance that cost a lot to develop and produce. Companies also have to attend trade shows in other states and countries. A booth at a large trade show can cost as much as a house. And rep commissions cost a lot and wholesalers pass that cost on to the Customer also.

WF: What kind of advantages does your business model give you?

MT: By avoiding the wholesale channel we are making products that people actually like and want. There are no gatekeepers involved. We hear from Customers themselves what innovation they're craving, what makes sense for them. And we can make it for them.

Seeing the end customer enjoy our work is what we care about.

WF: What makes your equipment special?

MT: When people first walk into an outdoor store and look at the various equipment, apparel and accessories, the only cost they see is its price. They buy what they want, take it outdoors and use it. Then they realize that the most important cost isn't actually price, but the gear's weight, and secondarily its bulk. Those are the costs you pay not just once, but with every single step on every single trip. Heavy, overbuilt gear ruins your trip.

We concentrate on making the lightest gear possible by eliminating extraneous elements. Thoughtful design is lightweight and durable. Our mission is to make gear elegantly simple and so light users forget they're even carrying a load on their back and can focus on enjoying the outdoors.

WF: What sets you apart from competitors?

MT: First, our relentless focus on making our products as light and packable as possible while delivering supreme performance and solid durability. Second, our direct-to-consumer sales model that allows us to eliminate many traditional costs and deliver products affordably to Customers. Internally, we call this combination "great products at great prices" which is what virtually all Customers want. And we will deliver great products at great prices over a wide range of outdoor product categories from packs to tents to sleeping bags to technical outerwear, mid layers, base layers, and accessories which creates uncommon synergy and allows new Customers to transform their overnight loads from the typical 30+ pounds to less than 10.

WF: What are the companies who are making competing products?

MT: There are many companies in the Outdoor market. Most are small with narrow product lines. There are also a few larger brands that make products in all the categories My Trail will make products in. In the U.S., these include The North Face and REI. While there are other brands whose products are as high performance as My Trail's, and some that make products as sustainably as My Trail, none achieve the combination of light weight and low cost that My Trail does.

WF: Tell us about the market.

MT: The outdoor recreation market is worth $646 billion in the U.S. annually and the market specifically for outdoor clothing and equipment is $35 billion. Combined, leading international markets are even greater than these US figures.

WF: Why dedicate the last 20 years of your career to this niche? ^

MT: I want more people to go out and not only experience, but truly enjoy the outdoors. The way it is now, traveling outdoors can be a hassle and a buzzkill for ordinary folks. Lugging around heavy, overbuilt gear isn't fun. We want to take that experience and remove the burden. You should enjoy the outdoors, the relationships you make with others and the natural beauty all around you.
I've experienced the over-burdened trip. And I've also experienced the joy of going light and not noticing the load on my back at all. Everyone I know who has had that experience of going light goes out more often, enjoys it much more, and is refreshed and excited each time.

WF: What are you selling right now? ^

MT: We start selling our most popular packs, shelters and accessories in late May, and our most popular down jackets and parkas in July.

WF: How are you tackling manufacturing? ^

MT: The final cut-and-sew for our first products is concentrated at leading manufacturers in Vietnam and China. Historically, the products we're making have had plenty of inputs and cut-and-sew in the United States, Canada, Japan, Korea, Taiwan, France and other countries.

We are also working with a strategic partner based in New Jersey that has a global management footprint in outdoor production. They work with large customers including Under Armour, for which they were the first outside supplier. Using their suppliers, we've saved about 1% on equipment and about 10% on apparel costs while marginally improving product quality which was already very high. That cost savings allow us to have a healthier and stronger company while delivering terrific value to our Customers.

WF: What do the margins look like on your products generally? ^

MT: We go into a season with average starting margins in the 60% range, which is very high for our industry. Discounts to Investors, our team, and group purchases will reduce that by several points and we have modeled a 55% margin into our finances. We think we can beat that every season.

WF: How do you plan to activate current customers and acquire new ones? ^

MT: We start with over 15 Customers on our email list for every item we have produced for our 1st 6-month season, so our early focus is on serving current Customers by making the products they like most and letting them know when they arrive. Even in our 3rd year we plan to make fewer items than we have Customers to buy them. Our 1st 5 years our main focus on acquiring new Customers will be via word-of –mouth.

WF: What lessons from GoLite are you bringing into MyTrail? ^

MT: The biggest are (1) to make only the products that truly matter to our Customers, the technical apparel and equipment that sold best and was solidly profitable; and (2) to sell those core product groups online, and in small stores modeled on the smallest of GoLite's stores, which was the reliably profitable size. Others are detailed in our Investor Presentation video.

WF: Tell us about the team and why you're the people to make this happen. ^

MT: MyTrail is starting small with a very tight team. So far, there's Kale Klontz, our Chief Operating Officer. Kale's terrific at retail operations, hiring and management. And we've added Thomas Dangerfield as our Chief Marketing Officer. Thomas was actually one of our earliest investors so he brings his knowledge not only of how to build our brand as an expert, but as a user.

We have 4 great outside Directors on our board who have already added lots of value in sourcing, merchandising and strategy.

WF: What are the big risks? What keeps you up at night?

MT: We've worked hard to manage away most risk by making only our best selling and most profitable products, and selling them in only the universally profitable store formats: online, and small physical footprint (under 1200 square feet). Our focus is and will remain on excellent execution of this basic formula. By nature I don't sleep a lot anyway, so I wouldn't say that keeps me up at night, but that's what I work on at night.

WF: Why allow your customers to invest in your business?

MT: Any business benefits from having investors who truly care about it and understand it. They're the ones best positioned to point out both pitfalls to avoid and opportunities to seize. We've had over 125 Customers invest so far in Colorado and they've suggested great ideas, posed key questions, and provided contacts that have proven very useful. It's been a joy.

I look forward to experiencing that more and more as this base of Customers-turned-Investors expands beyond Colorado to the rest of the country.

Ask a Question

Type your question here... ASK QUESTION

Barnaby Zelman Nov 16 2016

Don't know your reasons for the $1k minimum but I'm sure you guys could unlock tons of investment on this site if your minimum was lowered. Hope you'll consider.

Demetri Coupounas CEO FOUNDER Nov 17 2016

Hi Barnaby,
Thank you for the question and suggestion. We carefully weighed many factors over a year ago in setting up a Direct Public Offering in Colorado, and later adding a WeFunder raise. We don't want to have more than 500 non-accredited Investors at any point since that could trigger more burdensome federal filings which raise our costs. Also, we wanted to offer a generous product purchase discount to all of our Investors - 20% off with no cap on purchase amount and being able to apply it on top of any other promotion at any time, when our products already average ~1/3 below competitors products is too good a deal for Investments under $1,000 and we don't want multiple classes of Preferred Investors - just one where everyone gets the same deal no matter where they live. We want, and so far have attracted, core Customers as our Investors - including 89 on our 1st WeFunder round. We'd love to have you join us as well!

LIKE

Darren DeMeulenaere INVESTOR May 16

Now that the latest (May 2017) funding has completed, when should we hear about our discount and other pertinent information around our investment?

Demetri Coupounas CEO FOUNDER May 18

Hi Darren,
Thank you for investing in My Trail! The Wefunder team is in the process of getting all Investor information to My Trail. As soon as we have it from them we'll issue shares, create Investor accounts, and email you the codes to use them on line promptly. The 1st round the whole process took a couple weeks.

LIKE

MORE QUESTIONS



MY TRAIL

2017 Report

Dear investors,

Thank you! for helping My Trail get this far this fast. From just an idea 3 years ago we are now a company with over 400 Investors and 7,000 active Customers selling over 40 of our own light clothing and equipment styles and dozens more terrific light accessories from like minded brands. Please help us continue to grow so we can help even more people lighten up and enjoy the outdoors more, and achieve profitability to the benefit of all Investors.

We need your help!

Spread the word. Tell ALL your friends about us. If each of our Investors' friends buys $2400 in My Trail products over the course of this year, that alone would double sales and make us profitable. That's only 20 purchases at our average sale of over $120. The right dozen friends making 1-2 purchases would make all the difference. What most people like best about My Trail is that no company delivers premium outdoor products as affordably as we do all year round - that's a story worth sharing!

Sincerely,

Demetri Coupounas

CEO

Our Mission

Within 5 years, My Trail plans to be as big as GoLite was at its peak and profitable with higher margins and lower costs. We are growing methodically each year, adding more popular products and opening small profitable stores in sync. Thanks to our Wefunder Investors we added 18 styles of apparel this season and opened a 1,000 sq ft flagship store in the heart of Boulder Colorado's Pearl St. walking mall. By 2018, we'll open a My Trail store in the 4 key Colorado Front Range cities.

See our full profile

How did we do this year?

Report Card

B-

The Good

We expanded our product line from the original 15 My Trail products to over 3 times that many, and sales more than tripled.

We kept our margin in the upper 40s.

We opened two good, small, physical stores in the locations GoLite did best in.

The Bad

We ran out of our most popular packs and shelters because we didn't have the capital to reproduce them in a timely fashion.

December sales were lower than budgeted, largely due to a warm month.

We weren't profitable in 2017 and so haven't paid a dividend so far in 2018.

2017 At a Glance

January 1 to December 31

$928,537 +229%
Revenue

-$374,640
Net Loss

$66,943 +477%
Short Term Debt

$1,034,620
Raised in 2017

$34,324
Cash on Hand
As of 05/ 1/18

Months of Runway
As of 05/ 1/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We make a full line of lightweight, outdoor essentials. With high-quality, affordable gear—we cut out the middleman and sell directly to customers. We have the product designs and entire customer email list of GoLite, the $17.5M global leader in lightweight outdoor gear. Thanks to over 400 Customers who have invested, we've opened a flagship store on Pearl Street, Boulder, CO's busiest shopping district and are distributing with partners in Germany, France, Japan, Taiwan and Australia.

Within 5 years, My Trail plans to be as big as GoLite was at its peak and profitable with higher margins and lower costs. We are growing methodically each year, adding more popular products and opening small profitable stores in sync. Thanks to our Wefunder Investors we added 18 styles of apparel for Spring/Summer 2017 and 14 styles of down insulated jackets in Fall/Winter 2017. We also opened a 1,000 sq ft flagship store in the heart of Boulder Colorado's Pearl St. walking mall and an outlet store in Silverthorne Colorado. Future store openings will depend upon the performance of physical stores compared to My Trail's web site.

Milestones

My Trail Company, PBC was incorporated in the State of Colorado in April 2015.

Since then, we:

- Raised over $900,000 from Colorado DPO and first two Wefunder offerings.
- Opened flagship store: 1,000 sq ft in the heart of Boulder, CO's Pearl Street walking mall.
- Launched core equipment, down insulated, and spring/summer apparel groups in 3 successive seasons.
- Started distributing with German, French, Japanese, Taiwanese and Australian sales partners.
- Became the first ever Title III Crowdfunding Company to issue a dividend – February, 2017.

Historical Results of Operations

Our company was organized in April 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $928,537 compared to the year ended December 31, 2016, when the Company had revenues of $282,158. Our gross margin was 44.93% in fiscal year 2017, compared to 47.57% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,288,685, including $39,482 in cash. As of December 31, 2016, the Company had $615,015 in total assets, including $37,738 in cash.
- *Net Loss.* The Company has had net losses of $374,640 and net losses of $287,077 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,005,743 for the fiscal year ended December 31, 2017 and $130,715 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $934,295 in equity and $290,000 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

My Trail Company, PBC cash in hand is $34,324.17, as of May 2018. Over the last three months, revenues have averaged $100,006.30/month, cost of goods sold has averaged $53,638.46/month, and operational expenses have averaged $87,857.57/month, for an average burn rate of $41,489.73 per month. Our intent is to be profitable in 3 months.

My Trail has opened an outlet store in Silverthorne, Colorado. We have also begun a methodical weekly increase in online advertising.

We expect expenses to grow slowly with a weekly, focused increase in online advertising, and revenues to grow disproportionately as we realize 4-6x sales for each incremental dollar of online advertising spent.

My Trail is already at cash flow break-even because of our line of credit on our inventory.

Net Margin: -40%

Gross Margin: 45%

Return on Assets: -29%

Earnings per Share: -$1.05

Revenue per Employee: $154,756

Cash to Assets: 3%

Revenue to Receivables: ~

Debt Ratio: 78%

1.pdf

Financial_statements.pdf

We ❤ Our 217 Investors

Thank You For Believing In Us

Michael L. Sides
Ed Shonsey
Joshua Bornhorst
Jon Bruce
Libby Tomlinson
Mark Wollam
Mark Thurber
Miles Hurley
Scott Orlosky
Dennis L. Wahl
Richard McCue
Andrew Hocker
Heather Snepenger
Patrick Moore
Margaret Bender
Tim Ballweber
Ji Lee
Srinivas Gadiraju
Peter Valaas
James Donnell
John Grosso
Michael Johnston
Tom Litterer
John Klemenc
Nik Hart
Charles J Holeyfield
Ian Taylor
Demarley Holder
Dennis Taylor
Colin Meghoo
Ken MacInnis
Joe Fremen
Chuck Pisano
Darren DeMeulenaere
Kerry Murray
Amy Mounkhaty
Charlie Carpenter
Corey J Holmes
Terry R. Riley
Manish Chabria
Ng Cheekoon
Leonard Helbig
AHMED ALHUSSAIN
Daphine Little
Tim Dube
Jason Hoagland
Linda Vance
Nicholas Hillard
Chris Henry
Xeno Aegobolus
John H. Hanley
John Klemenc
John Nixt
Cheow Tan-Babcock
Kerry Christensen
Andrew McCall
Daniel N. Arshack
Brent Lackley
Frank Castelvecchi
Tom Denison
Christopher P Stearns
Ralph Michael Sirofchuck
Katrine T Link
Bryan Rooney
Miles Kellum
David Washburn
Stephan Goldstein
Neal Warner
Demetrius Fassas
Scott Cook
Brenda Venhuizen
John S Gregg
Michelle Milvich
Susan S. Dean
Thomas E Bergstrom
Kenneth L Frank
Matthew Carruth
Will Lee
Alexander Medina
Bob Tisone
Geoffrey Smith
Jacob Walsh
Darren Osten
David Hansen
Gabriel Voehl
Henry C Dittmer
Terence Gilbey
Laura Holl
Thomas P. Rebel
Stephen William WALLS
Chase Kojaian
Jon Britton Hancock

Ryan Daley
Neil Norquest
Dougin Walker
Elizabeth Miller
Fred Buckley
John A Bush
Steven Hanes
David Busch
Carl Cardinalli
David Hudspeth
Mary H Johnson
Christopher Franz
Richard Gotlib
Bruce Nichols
Jeff Moulton
Ashleigh Day
Brian Isaac
Lori Field
Vugah Munang Ngiejung
Douglas Romney
Lee Christensen
William Hughes
Jemin Patel
Chandra Ayenapurapu
Andre Willey
L Arry Cohen
Lawrence Jordan
Rory Meyer
Kyle Luiten
David V. Repko
Jeffrey Cantrell
Jose Angel
Jani Turkia
Ron Inouye
Mage Khim-Young
Bill Robertson
J. Michele Preston
Rick Firmine
Leon Talley
Alan Tabor
James G. Holway
James O. Thomas
Florence Naylor
Robert Southerland
David M Keith
Sunshine Pooley
John S. Varsames
Benjamin Wolf
Sharon Shemtov
Troy Brantner
Joshua Eickmeier
Megan Lange
Paula K Wallace
Michael J Johnson
Nancy Myers
David W. Stroud
Chris Sudjadi
Rebecca Bogan
Michelle Lai
Susan Schenk Drobny
Sharon Leonard
Brian Trinkle
Keith Haseman
Maryjane Harris
Dennis Marzen
Robert Lincoln Clay
Kirk Zehnder
Kristen Lennon
Kent Van Horn
Laura Mullenniex-davis
Michael Ryan
David Ly
David Kiesel Henderson
John Syron
Jeff Webb
Anne Helsley-Marchbanks
Michael James Wichman
Douglas Wojcik
Dennis Whittle
Robert Corson
Ashley Beitz
Justin Knowles
Eliot C Meyer
Timothy Irvin Malaney
Cynthia Thompson
Larin McPeak
Ying Wei Lum
Karl LeBaron
Chiew Len Teo
Robert Alexander
Brett A Navin
Roy Carnes
Thomas Coppola
Taylour Unzicker
Jared Renshaw
Jude Kidder
John S Gregg
Russell Schuster
Bryan Fong
Joshua Deen Larsen
Mary Munch
Daniel J Carlin
Terence Bennett
David Borer
Gary Spess
William B. Ruoff
Randy Lieberman
Josh Meuli
Karl LeBaron
Steffen Preis
Stephen Vezeris

Rosset Oliver
Debora K Groskopf
Keerthi Vallabh Gade
Evan Lukow
Chester Sappington
Amanda Shadowens
Steven Ivanoski
Aaron Flynn
Jake Bebermeyer
David S Dillow
Hilary Caws-Elwitt
Susan M. Jeter
Nadhamuni R Kamireddy
Ashsr Surendran

Thank You!

From the My Trail Team



Demetri Coupounas
CEO



Thomas Dangerfield
Chief Marketing Officer



Kale Klontz
Chief Operating Officer

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Anne Maleady	Board President @ American Canoe Association	2015
Demetri Coupounas	CEO @ My Trail Company, PBC	2015
KIM COUPOUNAS	Director @ B Lab Colorado	2015

Officers

OFFICER	TITLE	JOINED
Demetri Coupounas	CEO, CFO, President, Treasurer	2015

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Demetri Coupounas	100,800 Common Shares	60.0%
Kim Coupounas	67,200 Common Shares	40.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
12/2017	$611,350	Preferred Stock	Colorado DPO
09/2016	$189,675		Regulation Crowdfunding
05/2017	$80,820	Preferred Stock	Regulation Crowdfunding
10/2017	$52,450	Safe	Regulation Crowdfunding
12/2017	$290,000		Section 4(a)(2)

The use of proceeds is to fund general operations.

Convertible Notes Outstanding

ISSUED	AMOUNT	INTEREST	DISCOUNT	VALUATION CAP	MATURITY
12/01/2017	$290,000	15.0%	20.0%	None	10/06/2022

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Preferred A	400,000	188,659	No
Common Stock	168,000	168,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

MY TRAIL'S SHAREHOLDER VOTING RIGHTS ARE CLOSELY HELD BY ONE FAMILY Except as required by law, the Preferred Stock has no voting rights and all shareholder voting rights belong to holders of Common Stock. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of Preferred Stock are required to vote their shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, to the extent that such actions are approved by the board of directors and holders of Common Stock. Demetri and Kim Coupounas and a trust for the benefit of their children own 100% of the outstanding shares of Common Stock and consequently are able to elect all of the directors and generally control all aspects of the company's vision and strategy. Investors must rely on the Common Stock holders to elect qualified directors and otherwise make strategic decisions that will enable the Company to succeed.

MY TRAIL OR ITS PRODUCTS COULD BE SUBJECT TO UNANTICIPATED REGULATIONS. Although to management's knowledge the Company and its products are not currently subject to any material regulation, there could be existing regulations that management is not aware of, and new regulations affecting the Company's business or products could be adopted in the future. Any such regulations could be costly or impossible for the Company to comply with.

MY TRAIL'S DIRECTORS ARE REQUIRED TO CONSIDER FACTORS OTHER THAN SHAREHOLDER RETURNS. My Trail is a Public Benefit Corporation, and accordingly its directors have a legal duty to balance the pecuniary interests of shareholders, the best interests of those materially affected by the Company's conduct and the specific public benefits identified in the Company's articles of incorporation. Therefore, the Company's directors may, consistent with their legal duties, take actions that are contrary to the financial interest of its preferred shareholders, and its preferred shareholders will have no recourse against the Company or its directors for taking such actions.

MY TRAIL MAY NOT BE ABLE TO CONTAIN OPERATING COSTS ADEQUATELY Sufficiently economical store and headquarters locations may not be available, key staff could cost more than budgeted and unanticipated costs may arise. Cash flow may be impacted by a failure to get reasonable terms from landlords, product and other suppliers.

MY TRAIL MAY NOT ATTRACT OR RETAIN A STRONG ENOUGH TEAM My Trail employs 4 people, each of whom have broad responsibilities. There is no guarantee that the Company will attract an adequately strong team in all key functional areas over time. Until scale allows for solid hires in all key functional areas, generalists, in some cases working with outside parties, will have to continue to successfully manage design, development, sourcing, marketing, sales, e-commerce, store operations, customer service, information technology, human resources, distribution, and finance, which could result in inefficiencies and mistakes. Attracting, hiring and developing each team member into a high performer will take time, and there is no guarantee of success.

MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the founders have learned and can apply every critical lesson from their experience at GoLite.

MY TRAIL MAY NOT BE ABLE TO SECURE AND ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS. The Company's ability to compete against other businesses selling similar products depends on its ability to secure and enforce trademark and other intellectual property rights. However, there is no guarantee that any trademark or other applications we have filed, or may in the future file will be approved, and even registrations that receive approval could subsequently be held invalid due to our conduct or challenges by third parties. Similarly, we could lose valuable trade secret rights if we fail to properly protect our confidential information. Even to the extent that our intellectual property rights are valid, enforcing those rights could involve costly legal processes that we may not be able to bring to a successful conclusion.

THE INVESTMENT INVOLVES TAX RISKS No representation or warranty of any kind is made by the Company, its officers, directors or counsel, or any other professional advisors thereto, with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

THE OFFERING PRICE IS ARBITRARY. The offering price of $5.00 per share is arbitrary and bears no relationship to any established value criteria (such as net tangible assets or a multiple of earnings per share) and accordingly should not be considered as an indication of the actual value of the Company.

THERE IS NO MARKET IN MY TRAIL SHARES AND NO GUARANTEE THAT INVESTORS WILL REALIZE ANY RETURN ON THEIR INVESTMENT There is currently no, and there may never be any, secondary market trading in the Preferred Stock, and investors' ability to sell their shares are further limited by transfer restrictions under applicable securities laws and the terms of the agreement for the Preferred Stock. The primary exit event contemplated by this investment is a right for investors to cause the Company to redeem their shares after 5 years. However, there is no guarantee that the Company will still be operating in 5 years or, even if it is still operating, that it will be legally permitted to redeem investors shares at that time (especially if multiple investors request redemption at or around the same time), or at any time thereafter, and the Company will not be required to redeem any shares to the extent that it is not legally permitted to do so. The Company is not required to, and there is no guarantee that the Company will, pay dividends in any future year.

MY TRAIL IS A NEW COMPANY WITH A SHORT OPERATING HISTORY My Trail incorporated April 9, 2015 and its first products arrived in late May 2016. Therefore we have little direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

MY TRAIL MAY NOT ATTRACT ENOUGH CUSTOMERS My Trail may not be able to convert an adequate portion of its email list of previous GoLite customers into My Trail customers. Even if it does, there is no guarantee that adequate numbers of new customers will be attracted in the future.

MY TRAIL MAY NOT DEVELOP COMPELLING ENOUGH PRODUCTS While My Trail starts with a full line of product designs, many styles need to be refreshed periodically, new styles have to be added and some styles retired each season. There is no guarantee that this process will result in an attractive enough product offering over time. Much of the design work may be performed by outside contractors over whom we have little control.

MY TRAIL MAY NOT BE ABLE TO SOURCE ITS PRODUCTS RELIABLY OR AFFORDABLY ENOUGH My Trail could face unexpected product cost increases that make its economic model unviable. Delays in production, shipping, or customs clearance could materially impact product delivery and thus customer experience and cash flow. Product can be lost or damaged in transit. Product that is designed, developed or assembled poorly could adversely affect sales due to poor quality, fit or color selection. Our products may not meet the sustainability standards that we claim they will meet, which could result in harm to our reputation.

WE MAY REVISE THE MANNER IN WHICH WE USE THE PROCEEDS OF THIS OFFERING. Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

MY TRAIL SALES ARE WEATHER AND MACRO-ECONOMY DEPENDENT Like other outdoor companies, My Trail sales are subject to the influence of weather. Early sales will be concentrated in the United States in general and Colorado in particular and may fluctuate with large climactic events and/or persistent trends. Sales can also be affected by the normal cyclicality of the overall economy, and particularly by any abnormally large decline in it.

MY TRAIL MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPETE IN THE OUTDOOR INDUSTRY Many companies provide products similar to ours. My Trail will compete with established businesses that have an operating history, and greater financial resources, experience and market share than we have. There is no guarantee that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses. Cash flow may be tight early on with a limited margin for error.

OUR PRODUCTS COULD CAUSE BODILY INJURY OR HARM TO PROPERTY. Although we believe our products will be safe, depending on the manner in which they are manufactured and/or used, our products could cause bodily injury or harm to property (and even if such injury or harm is not actually caused by our products, people could claim that our products caused such injury or harm). In the event that any such harm is caused (or claimed to be caused) by our products, there could be lawsuits against the Company that are costly to defend and/or result in costly settlements or judgments against the Company.

MY TRAIL COULD BE HELD TO VIOLATE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. Although the Company is not aware of any third party rights that are infringed by our existing or contemplated business activities, we have not performed any freedom to operate analyses (other than standard trademark searches related to the "My Trail" mark), and there is no guarantee that we will not be sued for infringement by third parties or that we will not need to modify our brand or products to avoid infringement.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company. Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently. A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company. Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the Common Shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the Common Shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. T he Common Shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The Common Shareholders have the right to redeem their securities at any time. T he Common Shareholders could decide to force the Company to redeem their shares at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company, its ability to pay dividends on the securities held by the Investor, and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

Given the right of Preferred Investors to Put their shares back to the Company, and the Company's right to Call the shares from Preferred Investors in the future at the price paid for the shares, the securities are primarily valued at the price they were purchased at. In addition, market feedback and conversations with investors were taken into account. In the future, we may perform valuations of our preferred stock that take into account factors such as the following:

- unrelated third party valuations of our preferred stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our preferred stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

My Trail Company, PBC

- Colorado Corporation
- Organized April 2015
- 6 employees

1418 Pearl Street

Boulder CO 80302

http://mytrailco.com

Business Description

Refer to the My Trail profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

My Trail is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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3rd

Anne Maleady

Senior executive in Retail Industry, Non-Profit Trustee and Leader

East Coast Greenway Alliance • University of Massachusetts Boston

Greater Boston Area • 462

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Being outside is a critical part of my life. Wind, rain, snow. Bicycle, boat, boots. Fresh air, dirt, stars. It's all good. I draw my energy from the outdoors and have made it a focus to share my joy with others. Years of servic... See more

Experience

Trustee
East Coast Greenway Alliance
2006 – Present • 11 yrs
Raleigh-Durham, North Carolina Area

Trustee at the ECGA. The East Coast Greenway is a 3000 mile transportation corridor for pedestrians, cyclists, and other users of greenways. This developing trail system links the major urban areas on the eastern seaboard from Calais Maine to Key West Florida. The route is fully mapped and is currently 33% off road and ADA accessible.

Board of Directors, current President
ACA American Canoe Association
2005 – Present • 12 yrs
Fredericksburg Virginia

Established 1880, the ACA is the oldest member based, national nonprofit organization serving the paddling public through safety, education, conservation, competition, stewardship. The ACA is currently supporting the Worldwide Voyage of the Hokule'a a replica of a traditional Polynesian voyaging canoe.

Senior Consultant
Kayak Power
2000 – Present • 17 yrs

Retail Director
REI Recreational Equipment Inc
1991 – 2012 • 21 yrs
Northeast, SoCal-AZ

Multi store director in charge of retail expansion: researching store locations, staffing, setting financial objectives, maximizing store operations, oversee ing marketing, and ensure professional customer interactions.

District Manager
Eastern Mountain Sports
1979 – 1991 • 12 yrs
Northeast, Colorado

Retail Director leading in stores in 7 states in Northeast, Rockies, Midwest. Delivered financial results, hired and trained leaders, established new stores and markets

Education

University of Massachusetts Boston
Bachelor of Arts (B.A.), History, Anthropology

Volunteer Experience

President
ACA American Canoe Association
2005 – Present • 12 yrs
Education

The American Canoe Association (ACA) is a member based, national nonprofit organization serving the broader paddling public by providing education related to all aspects of paddling; stewardship support to help protect paddling environments; and sanctioning of programs and events to promote paddlesport competition and recreation

Trustee
East Coast Greenway Allaince
2006 – Present • 11 yrs
Environment

The East Coast Greenway is a developing trail system, spanning nearly 3,000 miles as it winds its way between Canada and Key West, linking all the major cities of the eastern seaboard. Over 28 percent of the route is already on safe, traffic-free paths.

Featured Skills & Endorsements

Leadership · 64
Endorsed by Tim Spangler, who is highly skilled at this
Endorsed by 3 of Anne's colleagues at East Coast Greenway Alliance

Retail · 59
Endorsed by John Sheppard and 10 others who are highly skilled at this
Endorsed by 5 of Anne's colleagues at Recreational Equipment Inc

Merchandising · 42
Endorsed by Elaine Jorgenson and 4 others who are highly skilled at this
Endorsed by 2 of Anne's colleagues at East Coast Greenway Alliance

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Contact and Personal Info

Anne's Profile

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3rd

Demetri Coupounas

President at My Trail Company

My Trail Company • Harvard University, John F. Kennedy School of Government

Boulder, Colorado • 389

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Experience

President
My Trail Company

President
GoLite
1998 – 2015 • 17 yrs
Boulder, CO

Policy Director
The Concord Coalition
1995 – 1997 • 2 yrs
Washington, DC

Education

Harvard University, John F. Kennedy School of Government
Master's Degree, Public Policy
1992 – 1994

Harvard Business School
Master of Business Administration (M.B.A.)
1991 – 1994

Princeton University
Bachelor's Degree, Politics
1984 – 1988

Contact and Personal Info
Demetri's Profile
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Brand Architect

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Each morning, we are born again. What we do
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Broker at CB Richard Ellis

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Owner, Spur*

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CEO and President Curves and Jenny Craig

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Director of Marketing at Swannies Footwear

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3rd

Kim Riether Coupounas

values-based leader, innovator, strategist, entrepreneur

B Lab • Harvard Business School

Greater Denver Area • 500+

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Kim Coupounas is a visionary leader, executive, entrepreneur, connector and community-builder and a passionate advocate for responsible business, the outdoors, and public lands. Kim currently serves as a Director of … See more

Kim's Activity

3,531 followers

+ Follow

I am very excited to join the board of directors of VISIT DENVER, The Convention & Visitors Bureau and help promote Denver as a top international destination. Thanks, Annette Quintana for
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Effective Leadership - It's Not That Hard
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National Geographic Society commits $50 million to impact investing. The science and research nonprofit is the latest to jump into mission-driven investing. "We recognized the opportunity to
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Contact and Personal Info

Kim's Profile and Twitter

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Demetri Coupounas • 3rd
President at My Trail Company

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Jay C
Co Founder at B Lab

Messaging

Experience

Director

B Lab
2014 – Present • 3 yrs
Global

2017 - Present
Advancing B Lab's mission in the US and around the world by identifying influential Certified B Corporations, building game-changing strategic and philanthropic partnerships and igniting regional community growth.

2014 - 2016
Led a collaborative effort to grow and engage the community of B Corps and other responsible businesses in Colorado and to foster a vibrant ecosystem of responsible business practice with the goal of making Colorado a shining example of an innovation- and impact-based economy. Engaged companies to measure and improve impacts on workers, communities, and the environment. Partnered with a wide range of companies, organizations, business associations, incubators/accelerators, universities, and foundations to achieve mission while building a regional multi-stakeholder effort that can be replicated. Direct outreach to thousands of C-suite executives and other business leaders throughout Colorado. More than tripled the number of Colorado B Corps. Galvanized community partners and raised seed funding for 2017 statewide launch of "Best for Colorado," a program that teaches Colorado businesses how to create higher quality jobs, build stronger communities, and protect the environment. www.bestforco.com

About B Lab (www.bcorporation.net)
B Lab is the non-profit organization that certifies and supports B Corporations in service of its mission to build a global movement of people using business as a force for good. There are over 2000 Certified B Corporations around the world from over 130 industries and 50 countries, companies that voluntarily meet the most rigorous global standards of social and environmental performance, transparency, and accountability.

Investor, Board of Directors

My Trail Company
2015 – Present • 2 yrs
Colorado

Inspired by the trails that beckon us to come play outdoors, My Trail designs and brings to market high performance, lightweight outdoor products that are responsibly made and delivered affordably direct to consumers. My Trail is raising seed capital through a national equity raise through Wefunder.com and a Colorado Direct Public Offering. It is incorporated as a Colorado Public Benefit Corporation.

Co-Founder, Chief Executive Officer, Chief Sustainability Officer

GoLite, LLC

1998 – 2014 • 16 yrs

Boulder, CO

Co-founded company in 1998. GoLite was a global manufacturer of innovative and responsibly-made apparel and equipment designed for the outdoors. During its 16 year run, GoLite was a market disruptor and innovator that fundamentally shifted the outdoor industry in terms of channel distribution, technical performance, and sustainable business practice. GoLite products were available in 23 countries and in over 20 wholly-owned stores in the United States, and the brand was beloved by hundreds of thousands of customers around the world.

Chief Executive Officer 2000 – 2007. Responsible for the strategic, operational, marketing/branding, legal, and financial direction of the company. Founded company, named and developed brand, established mission and core values and helped grow company from nothing to distribution on six continents and a brand that fundamentally changed an industry.

Chief Sustainability Officer 2008 - 2013. Responsible for driving the company's strategy and execution on its path to sustainability, leading cultural change, developing and instituting corporate policies, and communicating company values and actions to key stakeholders. In 2008, GoLite became one of the first Certified B Corporations in the world - and the first outdoor brand. In 2010, GoLite became one of a handful of global brands globally to release a sustainability report rated at the A+ verification level by the Global Reporting Initiative.

Vice President & Chief Operating Officer
Up with People
1998 – 2000 • 2 yrs
Broomfield, CO / Tokyo, Japan / Brussels, Belgium

Up with People is an international not-for-profit, non-religious, non-political youth leadership and international exchange program founded in 1965. Led operations for this $30 million business, including five, 140-member traveling groups ("casts") and staff of over 300 in 10 offices worldwide. Directed financial and strategic planning, human resources, operations, transportation, admissions, sales, marketing, legal, accounting, and information systems. Substantial public speaking, board reporting and management.

Principal
The Parthenon Group
1994 – 1998 • 4 yrs
Boston, MA

Parthenon is a strategy consulting and principal investing firm. Significantly enhanced profits and operational efficiencies of client companies. Advised national Internet Service Provider on profit improvement, new markets, potential acquisition targets. Developed turnaround strategy for international consumer products company. Advised international business magazine on brand extension and new business opportunities. Led case team in design and national roll-out of merchandising best practices for global consumer products company. Designed financial and market positioning strategy for experimental business unit of major NYC publishing house.

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Education

Harvard Business School
MBA, Business Administration
1992 – 1995

Harvard Kennedy School
MPA, Public Administration
1992 – 1995

University of Oxford
Pembroke College: Rotary Foundation Graduate Fellow, Philosophical Theology
1989 – 1990

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Volunteer Experience

Alumni Board of Directors
Harvard Business School
2013 – Jun 2016 • 3 yrs
Education

Served on volunteer board focused on advancing the interests of Harvard Business School and its alumni worldwide.

Colorado Board of Advisors
New Resource Bank
2016 – Present • 1 yr

New Resource Bank seeks to advance sustainability with everything they do: the loans they make, the way they operate and their commitment to using deposits for good. Through deep expertise and a powerful network of values-driven companies and organizations, they work to transform banking and create a better world. New Resource Bank is a Certified B Corporation and a member of the Global Alliance for Banking on Values.

Founding Board Member & Executive Committee
Active Boulder (www.activeboulder.org)
2005 – Present • 12 yrs

Active Boulder is an industry cluster association that promotes the growth and success of outdoor, fitness, and recreations companies + organizations in Boulder County through community, advocacy, and service. Founded in 2005 and recently reformed, Active Boulder provides support by advocating for industry causes, creating platforms for networking, and supporting volunteer service opportunities that directly impact the health and vibrancy of our members. www.activeboulder.org

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